UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2023

__________________________

Volcon, Inc.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3121 Eagles Nest, Suite 120

Round Rock, TX 78665

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VLCN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 19, 2023, Volcon, Inc. (the “Company”) entered into a Securities Purchase and Exchange Agreement (the “Purchase Agreement”) with certain institutional investors listed on the signature pages thereto (individually, the “Investor” and collectively, the “Investors”) pursuant to which the Company agreed to:

(A) issue and sell to the Investors in a private placement (i) senior convertible notes in an aggregate principal amount of $4,934,782 (the “Convertible Notes”), at an initial conversion price of $2.54 per share of the Company’s common stock, par value $0.00001 (the “Common Stock”), which conversion price will be decreased, upon the receipt of shareholder approval, to the offering price per share in the Company’s proposed underwritten public offering of Common Stock (and Common Stock equivalents) (the “Transaction Price”), subject to further adjustment upon the occurrence of specified events, and (ii) warrants to purchase approximately 5.8 million shares of Common Stock with an initial exercise price of $1.09 per share of Common Stock, which shall be, upon the receipt of shareholder approval, decreased to the Transaction Price (the “New Warrants”);

(B) exchange the senior convertible notes due February 24, 2024 in principal amount of $27,173,913 (the “Original Notes”) for: (i) senior convertible notes due February 24, 2024 in principal amount equal to the product obtained by multiplying (x) 19.99% of the shares of Common Stock issued and outstanding immediately prior to the signing of the Purchase Agreement and (y) the Transaction Price, at an initial conversion price per share of Common Stock equal to the Transaction Price, subject to further adjustment upon the occurrence of specified events (the “Series A Exchange Notes”); and (ii) senior convertible notes due February 24, 2024 in principal amount equal to the principal amount of the Original Notes minus the principal amount of the Series A Exchange Notes, at an initial conversion price of $1.09 per share of Common Stock, which conversion price will be decreased, upon the receipt of shareholder approval, to the Transaction Price, subject to further adjustment upon the occurrence of specified events (the “Series B Exchange Notes,” and together with the Series A Exchange Notes, the “Exchange Notes”); and

(C) exchange the Common Stock purchase warrants issued in connection with the Original Notes to purchase 9,057,971 shares of Common Stock at an exercise price of $2.85 per share (the “Original Warrants”) for warrants to purchase 17,057,971 shares of Common Stock with an initial exercise price of $1.09 per share of Common Stock, which shall be, upon the receipt of shareholder approval, decreased to the Transaction Price, subject to further adjustment upon the occurrence of specified events (the “Exchange Warrants”).

Pursuant to the Purchase Agreement, upon the closing of the private placement of the Convertible Notes and New Warrants, (the “Private Placement”), which is contingent upon the Company completing an underwritten offering of Common Stock raising gross proceeds of at least $5.0 million, the Company will receive approximately $4.5 million in gross proceeds. The Company intends to use the net proceeds received by it primarily for general corporate purposes.

The Convertible Notes are the senior unsecured obligations of the Company and were issued with an original issue discount of approximately 8.8%. The Convertible Notes bear no interest unless an event of default has occurred, upon which interest accrues at 10.0% per annum. The Convertible Notes mature on February 24, 2024, unless earlier converted (only upon the satisfaction of certain conditions) (the “Maturity Date”). The Maturity Date may be extended at the sole option of the Investor, under certain circumstances specified therein. The Company may, at its election, force conversion of the Convertible Notes if at any time after the issuance date, the weighted average price of the Common Stock for ten (10) consecutive trading days equals or exceeds $3.94, subject to certain limitations described in the Convertible Notes.

The Original Notes required the Company to have unrestricted and unencumbered cash on deposit of $10,000,000 if the outstanding principal (and interest, if any) of the Original Notes was $15,000,000 or greater as of September 30, 2023 and December 31, 2023. The cash on deposit requirement is reduced dollar for dollar to the extent the outstanding principal of the Original Notes is less than $15,000,000 on each of these dates. The Exchange Notes eliminated the foregoing requirement for September 30, 2023.

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The Convertible Notes and the Exchange Notes contain certain conversion limitations, providing that no conversion may be made if, after giving effect to the conversion, the holder, together with any of its affiliates, would own in excess of 9.99% of the Company’s outstanding shares of Common Stock.

The New Warrants and the Exchange Warrants contain certain exercise limitations, providing that no exercise may be made if, after giving effect to the exercise, the holder, together with any of its affiliates, would own in excess of 4.99% of the Company’s outstanding shares of Common Stock.

Aegis Capital Corp. (“Aegis”) acted as exclusive placement agent for the Private Placement, and will receive (i) upon closing cash compensation of 8.0% of the Private Placement), and a non-accountable expense allowance of 1.0% of the Private Placement.

The issuance of the Convertible Notes and the New Warrants was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The issuance of the Exchange Notes and the Exchange Warrants was made in reliance on the exemption provided by Section 3(a)(9) of the Securities Act.

Contemporaneously with the execution and delivery of the Purchase Agreement, the Company and the Investors executed and delivered a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of all the shares of Common Stock underlying the Convertible Notes, the New Warrants and the Exchange Warrants (the “Registrable Securities”), on or before the 30th calendar day following the closing of the Purchase Agreement and to cause such registration statement to be declared effective by the SEC on or before the 60th calendar day (or, in the event of a “full review” by the SEC, the 90th calendar day) following the closing of the Purchase Agreement. The Company is required to use its best efforts to maintain the effectiveness of the registration statement until the date that all Registrable Securities covered by such Registration Statement (i) have been sold or (ii) may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto). The registration rights granted under the Registration Rights Agreement are subject to certain conditions and limitations and are subject to customary indemnification and contribution provisions.

Pursuant to the Purchase Agreement, the Company agreed to hold a special meeting of shareholders for approval of resolutions providing for among other items: (i) the Company's issuance of all of the shares of Common Stock upon conversion of the Exchange Notes in accordance with applicable law and the rules and regulations of the Nasdaq Stock Market, (ii) the adjustment of the conversion price of the Convertible Notes and the Exchange Notes to the Transaction Price, and (iii) the adjustment of the exercise price of the New Warrants and the Exchange Warrants to the Transaction Price. The Company agreed to hold the special meeting not later than 60 calendar days after the closing date of the Private Placement. Contemporaneously with the execution and delivery of the Purchase Agreement, the Company and its officers, directors and 10% shareholder executed and delivered a voting agreement pursuant to which they agreed to vote their shares of Common Stock in favor of the above proposals.

The Purchase Agreement, the Registration Rights Agreement, the Form of Convertible Note, the Form of Exchange Notes, the Form of New Warrant, and the Form of Exchange Warrant (collectively, the “Transaction Documents”), have been attached as exhibits to this Current Report on Form 8-K to provide security holders with information regarding their terms. Except for their status as contractual documents that establish and govern the legal relations between the parties with respect to the Private Placement described above, the Transaction Documents are not intended to be a source of factual, business or operational information about the parties. Representations and warranties may be used as a tool to allocate risks between the parties to the Transaction Documents, including where the parties do not have complete knowledge of all facts, instead of establishing these matters as facts. Furthermore, they may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure schedules that the parties exchanged in connection with signing the Transaction Documents. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, because they were only made as of the date of the Transaction Documents and are modified in important part by the underlying disclosure schedules in the Transaction Documents. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Transaction Documents, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Transaction Documents is not complete and each is qualified in its entirety by reference to the full text of the Transaction Documents, copies of which are filed as Exhibit 4.1, 4.2, 4.3, 4.4, 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

The description of the Convertible Notes and the Exchange Notes described in Item 1.01 issued by the Company are incorporated herein.

Item 3.02	Unregistered Sale of Equity Securities.

The descriptions of the securities described in Item 1.01 issued by the Company are incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Form of Convertible Notes
4.2	Form of New Warrants
4.3	Form of Exchange Notes
4.4	Form of Exchange Warrants
10.1*	Securities Purchase and Exchange Agreement by and among the Company and the Buyers, dated May 19, 2023
10.2	Registration Rights Agreement by and among the Company and the Buyers, dated May 19, 2023
10.3	Placement Agent Agreement between the Company and Aegis Capital Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcon, Inc.
(Registrant)

Date: May 22, 2023	/s/ Greg Endo
Greg Endo Chief Financial Officer

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